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                                                             [AMERUS GROUP LOGO]


FOR IMMEDIATE RELEASE                   For more information, contact:
                                             Marty Ketelaar, Director,
                                                    Investor Relations
                                                        (515) 362-3693



                        AmerUs Group Prices $125 Million
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                     of Mandatorily Convertible Securities
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        DES MOINES, Iowa (May 22, 2003)--AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today announced that it has
priced $125 million of mandatorily convertible securities (PRIDES(sm)).   This
is an increase from the original announcement to offer $100 million of PRIDES. AmerUs Group has also granted the underwriters an option to purchase an
additional $18.75 million of PRIDES.   It is expected that the PRIDES will be
listed on the New York Stock Exchange.

        The PRIDES initially will consist of a $25 senior note and a contract requiring the holder to purchase AmerUs Group common stock. The note has a minimum term of 4.75 years, which may be extended by AmerUs Group in certain circumstances. The PRIDES will offer quarterly payments at an annual rate of
6.25 percent, payable on February 16, May 16, August 16 and November 16 of each year, commencing August 16, 2003. Under the purchase contract, holders of each contract are required to purchase AmerUs Group common stock at the settlement date of August 16, 2006 based on a specified settlement rate, which will vary according to the applicable market value of AmerUs Group common stock at the settlement date. The value of AmerUs Group common stock to be issued upon settlement of each purchase contract will not exceed $25, the stated value of the PRIDES,



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unless the applicable market value of AmerUs Group common stock
(which is measured by the common stock price over a 20-day trading day period) increases by more than 30 percent over the AmerUs Group NYSE closing price on May 21, 2003 of $26.00 per share.

        Merrill Lynch & Co. and Goldman, Sachs & Co. are the underwriters for the offering. Full details of the offering, including a description of the PRIDES and risk factors, are contained in a prospectus supplement to the prospectus dated November 19, 2001 filed by AmerUs Group with the Securities and Exchange Commission, copies of which will be available from Merrill Lynch & Co., Prospectus Department, 4 World Financial Center, New York, New York 10080.

        AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing individual life insurance and annuity products in the United States. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York, IL Annuity and Insurance Company, and Indianapolis Life Insurance Company.

        As of March 31, 2003, AmerUs Group's total assets were $21.4 billion and shareholders' equity totaled $1.3 billion, including accumulated other comprehensive income.

        This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

        This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.
Forward-looking statements are not


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based on historical information and relate to future operations, strategies, financial results or other developments. Additionally, forward-looking statements are subject to assumptions, risks and uncertainties. Statements such as "expect," "anticipate," "believe," "plan," "goal," "objective," "target," "may," "should," "estimate," "projects," or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements can be found in the company's annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and AmerUs Group undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.


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